UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2006, Orthovita, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and First Albany Capital (collectively, the “Underwriters”), relating to the issuance and sale of 7,700,000 shares of common stock, par value $0.01 per share, of the Company (the “common stock”), at a price to the public of $3.25 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable within 30 days after November 17, 2006, to purchase up to an additional 1,155,000 shares of common stock to cover over-allotments, if any. The closing of the offering, which is subject to customary closing conditions, is expected to occur on November 22, 2006. The offering of the common stock has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-131668). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report and incorporated by reference herein, and a copy of the Company’s press release announcing the pricing of the offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated November 16, 2006

99.1	Press Release, dated November 17, 2006, issued by Orthovita, Inc.

99.2	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the common stock.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 99.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva
Chief Financial Officer

Dated: November 17, 2006